As filed with the Securities and Exchange Commission on October 13, 2004

Registration No. 333-116582

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 3 to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bombardier Recreational Products Inc.

(Exact name of Registrant as specified in its charter)

Canada	3790	98-0413395
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Canada	4186524 Canada Inc.	Not Applicable
Nova Scotia	BRP Nova Scotia ULC	98-0413396
Delaware	BRP US Inc.	37-1341308
Delaware	BRP Holdings (USA) Inc.	20-0460802
Delaware	BRP Holding LP	47-0935320
Delaware	BRP LLC	47-0935322
Barbados	BRP (Barbados) Inc.	Not Applicable
Luxembourg	BRP (Luxembourg) 1 S.ar.l.	Not Applicable
Luxembourg	BRP (Luxembourg) 2 S.ar.l.	Not Applicable
Luxembourg	BRP (Luxembourg) 3 S.ar.l.	Not Applicable
Luxembourg	BRP (Luxembourg) 4 S.ar.l.	Not Applicable
Luxembourg	BRP (Luxembourg) 5 S.ar.l.	Not Applicable
Mexico	BRP Mexico S.A. de C.V.	Not Applicable
Australia	BRP Australia Pty Ltd.	Not Applicable
Japan	BRP Japan Ltd.	Not Applicable

726 Rue St-Joseph

Valcourt, Québec

Canada J0E 2L0

(450) 532-2211

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jennifer Millson

Bombardier Recreational Products Inc.

726 Rue St-Joseph

Valcourt, Québec

Canada J0E 2L0

(450) 532-2211

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Joel F. Freedman, Esq.

Ropes & Gray LLP

One International Place

Boston, MA 02110-2624

(617) 951-7000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)(4)
8 3/8% Senior Subordinated Notes due 2013	U.S.$200,000,000	100%	U.S.$200,000,000	U.S.$25,340
Guarantees of 8 3/8% Senior Subordinated Notes due 2013(3)	U.S.$200,000,000	100%	U.S.$200,000,000	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Calculated pursuant to Rule 457.
(3)	4186524 Canada Inc., BRP Nova Scotia ULC, BRP US Inc., BRP Holdings (USA) Inc., BRP Holding LP, BRP (Luxembourg) 1 S.ar.l., BRP (Luxembourg) 2 S.ar.l., BRP (Luxembourg) 3 S.ar.l., BRP (Luxembourg) 4 S.ar.l., BRP (Luxembourg) 5 S.ar.l., BRP Mexico S.A. de C.V., BRP Australia Pty Ltd., and BRP Japan Ltd., the subsidiary co-registrants, will guarantee, on an unconditional basis, the obligations of Bombardier Recreational Products Inc. under the 8 3/8% Senior Subordinated Notes.
(4)	Previously paid.
(5)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the notes being registered.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Managers, Members, Directors and Officers

Canadian Registrants

Under the Canada Business Corporations Act, or the CBCA, a corporation may indemnify a present or former director or officer of such corporation or a person who acts or acted at the corporation’s request as a director or officer of another corporation of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of such corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation if he was substantially successful on the merits in his defense of the action or proceeding and fulfilled the conditions set forth above.

Bombardier Recreational Products Inc.

In accordance with the CBCA, the company’s by-laws, a copy of which is filed as an exhibit to this registration statement, provide that the company may indemnify a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal or administrative, investigative or other proceeding in which the individual is involved because of that association with the company or other entity; and that the company may advance monies to such individual for the costs, charges and expenses of any such proceeding provided such individual agrees in advance, in writing, to repay monies if the individual does not (1) act honestly and in good faith with a view to the best interests of the company or other entity for which the individual acted as a director of officer or in a similar capacity at the request of the company, as the case may be and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, have reasonable grounds for believing that his or her conduct was lawful.

The company’s by-laws also provide that the company may not indemnify a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, unless the individual (1) acted honestly and in good faith with a view to the best interests of the company or other entity for which the individual acted as a director of officer or in a similar capacity at the request of the company, as the case may be and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful; and that the company must seek the approval of a court to indemnify a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, or advance monies in respect of an action by or on behalf of the company or other entity to procure a judgment in its favor, to which such individual is made a party because of the individual’s association with the company or other entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual (1) acts honestly and in good faith with a view to the best interests of the company or other entity for which the individual acted as a director of officer or in a similar capacity at the request of the company, as the case may be and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, has reasonable grounds for believing that his or her conduct was lawful; and that a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, is entitled to indemnity from the company in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the company or other entity, if the individual seeking indemnity (1) was not adjudged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and acted honestly and in good faith with a view to the best interests of the company or other entity for which the individual acted as a director of officer or in a similar capacity at the request of the company, as the case may be, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

The company’s by-laws further provide that the company may purchase and maintain insurance for the benefit of a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, against any liability incurred by the individual in the individual’s capacity as a director or officer of the company or in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the request of the company.

The company’s policy of directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims based upon any error, misstatement, misleading statement, act, omission, neglect or breach of duty committed, attempted or allegedly committed or attempted as directors and officers of the company, including liabilities arising under the Securities Act, and also reimburses the company for payments made pursuant to the indemnity provisions under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

4186524 Canada Inc.

In accordance with the CBCA, the company’s by-laws, a copy of which is filed as an exhibit to this registration statement, provide that the company may indemnify a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal or administrative, investigative or other proceeding in which the individual is involved because of that association with the company or other entity; and that the company may advance monies to such individual for the costs, charges and expenses of any such proceeding provided such individual agrees in advance, in writing, to repay monies if the individual does not (1) act honestly and in good faith with a view to the best interests of the company or other entity for which the individual acted as a director of officer or in a similar capacity at the request of the company, as the case may be and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, have reasonable grounds for believing that his or her conduct was lawful.

The company’s by-laws also provide that the company may not indemnify a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, unless the individual (1) acted honestly and in good faith with a view to the best interests of the company or other entity for which the individual acted as a director of officer or in a similar capacity at the request of the company, as the case may be and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful; and that the company must seek the approval of a court to indemnify a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, or advance monies in respect of an action by or on behalf of the company or other entity to procure a judgment in its favor, to which such individual is made a party because of the individual’s association with the company or other entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual (1) acts honestly and in good faith with a view to the best interests of the company or other entity for which the individual acted as a director of officer or in a similar capacity at the request of the company, as the case may be and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, has reasonable grounds for believing that his or her conduct was lawful; and that a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, is entitled to indemnity from the company in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the company or other entity, if the individual seeking indemnity (1) was not adjudged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and acted honestly and in good faith with a view to the best interests of the company or other entity for which the individual acted as a director of officer or in a similar capacity at the request of the company, as the case may be, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

The company’s by-laws further provide that the company may purchase and maintain insurance for the benefit of a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, against any liability incurred by the individual in the individual’s capacity as a director or officer of the company or in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the request of the company.

Nova Scotia Registrant

Under the Companies Act of Nova Scotia, a company must indemnify every director, manager, secretary, treasurer and other officer or servant of the company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses that any such director, manager, secretary, treasurer or other officer or servant may incur or become liable to pay by reason of any contract entered into, or act or thing done by him as such officer or servant or in any way in the discharge of his duties including travel expenses, and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the company and have priority as against the members over all other claims. No director or other officer of the company shall, in the absence of any dishonesty on the part of the director or such other officer, be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the company, or through the insufficiency or deficiency of any security in or upon which any of the moneys of the company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of his or her office or in relation thereto.

BRP Nova Scotia ULC

In accordance with the Companies Act of Nova Scotia, the company’s articles of association, a copy of which is filed as an exhibit to this registration statement, provide that the company must indemnify every director or officer, former director of officer, or person who acts or acted at the request of the company, as a director or officer of the company, a body corporate, partnership or other association of which the company is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person against, and it shall be the duty of the directors out of the funds of the company to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the company or such body corporate, partnership or other association, whether the company is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the company and have priority as against the shareholders over all other claims.

The company’s articles of association also provide that no director or officer, former director of officer, or person who acts or acted at the request of the company, as a director or officer of the company, a body corporate, partnership or other association of which the company is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person’s part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the company through the insufficiency or deficiency of title to any property acquired for or on behalf of the company, or through the insufficiency or deficiency of any security in or upon which any of the funds of the company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of his or her office or in relation thereto.

Delaware Registrants

Under Section 145 of the Delaware General Corporation Law, or DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnification is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Under the DGCL, a corporation also may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him.

Under the Delaware Revised Uniform Limited Partnership Act, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Under the Delaware Limited Liability Company Act, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

BRP US Inc.

In accordance with Section 145 the DGCL, the corporation’s certificate of incorporation, a copy of which is filed as an exhibit to this registration statement, provides that the corporation must indemnify each person who at any time is or shall have been a director, officer, employee or agent of the corporation and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, join venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the fullest extent authorized under Section 145 of the DGCL; and that the foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

BRP Holdings (USA) Inc.

In accordance with Section 145 of the DGCL, the corporation’s certificate of incorporation, a copy of which is filed as an exhibit to this registration statement, provides that the corporation must, to the maximum extent permitted from time to time under law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the corporation or while a director or officer is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person; and that such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure o the benefit of the heirs and legal representatives of such person; and that any person seeking indemnification under this provision shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established; and that any repeal or modification of the foregoing provisions shall not adversely affect any right or protection of the directors or officers of the corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

BRP Holding LP

In accordance with the Delaware Revised Uniform Limited Partnership Act, the partnership’s certificate of limited partnership and partnership agreement, a copy of which is filed as an exhibit to this registration statement, do not provide for indemnification.

BRP LLC

In accordance with the Delaware Limited Liability Company Act, the company’s limited liability company agreement, a copy of which is filed as an exhibit to this registration statement, provides that the company must indemnify, defend and hold harmless each member and any director, officer, partner, stockholder, controlling person or employee of any member, each manager and any person serving at the request of the company as a director, officer, employee, partner, trustee or independent contractor of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (all of the foregoing persons being referred to collectively as “Indemnified Persons” and individually as “Indemnified Person”) from any liability, loss or damage incurred by the Indemnified Person by reason of any act performed or omitted to be performed by the Indemnified Person in connection with the business of the company and from the liabilities or obligations of the company imposed on such Indemnified Person by virtue of such Indemnified Person’s position with the company, including reasonable attorney’s fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage; provided, however, that if the liability, loss, damage or claim arises out of any action or inaction of an Indemnified Person, indemnification under this section shall be available only if (1) either the Indemnified Person, at the time of such action or inaction, determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the company or in the case of inaction by the Indemnified Person, the Indemnified Person did not intend its, his or her inaction to be harmful or opposed to the best interests of the company and (2) the action or inaction did not constitute fraud, gross negligence or willful misconduct by the Indemnified Person; provided, further, however, that the indemnification under this section shall be recoverable only from the assets of the company and not from any assets of the member; and that unless the Board determines in good faith that the Indemnified Person is unlikely to be entitled to indemnification under this section the company shall pay or reimburse reasonable attorney’s fees of an Indemnified Person as incurred, provided that such Indemnified Person executes an undertaking, with appropriate security if requested by the Board, to repay the amount so paid or reimbursed in the event that final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification under this section; and that the company may pay for insurance covering liability of the Indemnified Person for negligence in operation of the affairs of the company; and that any person who is within the definition of “Indemnified Person” at the time of any action or inaction in connection with the business of the company shall be entitled to the benefits of this section as an “Indemnified Person” with respect thereto, regardless of whether such person continues to be with the definition of “Indemnified Person” at the time of such Indemnified Person’s claim for indemnification or exculpation hereunder.

Barbadian Registrants

Under the Companies Act of Barbados, a company, except in respect of an action by or on behalf of a company or body corporate to obtain a judgment in its favor, may indemnify a director or officer of the company, a former director or officer of the company or a person who acts or acted at the company’s request as a director or officer of a body corporate of which the company is or was a shareholder or creditor, and his legal representatives, against all costs, charges and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being, or having been, a director or officer of that company or body corporate, provided that the director or officer to be so indemnified acted honestly and in good faith with a view to the best interests of the company and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty had reasonable grounds for believing that his conduct was lawful; and with the approval of the court may indemnify a director or officer of the company, a former director or officer of the company or a person who acts or acted at the company’s request as a director or officer of a body corporate of which the company is or was a shareholder or creditor in respect of an action by or on behalf of the company or body corporate to obtain a judgment in its favor and to which he is made a party by reason of being or having been a director or an officer of the company or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action, if he acted honestly and in good faith with a view to the best interests of the company and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty had reasonable grounds for believing that his conduct was lawful.

Notwithstanding the above mentioned indemnification provisions, a company under the Companies Act of Barbados must indemnify a director or officer of the company, a former director or officer of the company or a person who acts or acted at the company’s request as a director or officer of a body corporate of which the company is or was a shareholder or creditor in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being, or having been, a director or officer of the company or body corporate, if the person seeking indemnity was substantially successful on the merits in his defense of the action or proceeding, acted honestly and in good faith with a view to the best interests of the company and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty had reasonable grounds for believing that his conduct was lawful, and is fairly and reasonably entitled to indemnity.

BRP (Barbados) Inc.

In accordance with the Companies Act of Barbados, the company’s by-laws, a copy of which is filed as an exhibit to this registration statement, provide that, except in respect of an action by or on behalf of the company to obtain a judgment in its favor, the company must indemnify a director or officer of the company; a former director or officer of the company; a person who acts or acted at the request of the company as a director or officer of a body corporate of which the company is or was a shareholder or creditor; and the personal representatives of each; against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such company, provided that (1) he acted honestly and in good faith with a view to the best interests of the company and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful; and that, with the approval of the court, in respect of an action by or on behalf of the company to obtain a judgment in favor of the company, the company must indemnify a director or officer of the company; a former director or officer of the company; a person who acts or acted at the request of the company as a director or officer of a body corporate of which the company is or was a shareholder or creditor; and the personal representatives of each; to which such person is made a party by reason of being or having been a director of the company or body corporate, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any action or proceeding, provided that (1) he acted honestly and in good faith with a view to the best interests of the company and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful; and that the company must indemnify a director or officer of the company; a former director or officer of the company; a person who acts or acted at the request of the company as a director or officer of a body corporate of which the company is or was a shareholder or creditor; and the personal representatives of each; to which such person is made a party by reason of being or having been a director of the company or body corporate, against all costs, charges and expenses reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such company, provided that (1) he was substantially successful on the merits in his defense of the action or proceeding, (2) he acted honestly and in good faith with a view to the best interests of the company and (3) he is fairly and reasonably entitled to indemnity.

The company’s by-laws also provide that the company may insure or obtain third-party insurance for the benefit of a director or officer of the company; a former director or officer of the company; a person who acts or acted at the request of the company as a director or officer of a body corporate of which the company is or was a shareholder or creditor; and the personal representatives of each; against any liability incurred by him in his capacity of a director or officer of the company for failure to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Luxembourg Registrants

Under the laws of Luxembourg, a company is not required to indemnify, or prohibited from indemnifying, its directors and officers for any liability in respect of negligence, default, breach of duty or breach of trust in relation to the company.

BRP (Luxembourg) 1 S.ar.l.

In accordance with the laws of Luxembourg, the Articles of the company’s Constitution de Societe, a copy of which is filed as an exhibit to this registration statement, provide that the company’s managers assume, by reason of their mandate, no personal liability in relation to any commitment validly made by them in the name of the company, provided such commitment is in compliance with the articles of the company as well as the applicable provisions of the law.

BRP (Luxembourg) 2 S.ar.l.

In accordance with the laws of Luxembourg, the Articles of the company’s Constitution de Societe, a copy of which is filed as an exhibit to this registration statement, provide that the company’s managers assume, by reason of their mandate, no personal liability in relation to any commitment validly made by them in the name of the company, provided such commitment is in compliance with the articles of the company as well as the applicable provisions of the law.

BRP (Luxembourg) 3 S.ar.l.

In accordance with the laws of Luxembourg, the Articles of the company’s Constitution de Societe, a copy of which is filed as an exhibit to this registration statement, provide that the company’s managers assume, by reason of their mandate, no personal liability in relation to any commitment validly made by them in the name of the company, provided such commitment is in compliance with the articles of the company as well as the applicable provisions of the law.

BRP (Luxembourg) 4 S.ar.l.

In accordance with the laws of Luxembourg, the Articles of the company’s Constitution de Societe, a copy of which is filed as an exhibit to this registration statement, provide that the company’s managers assume, by reason of their mandate, no personal liability in relation to any commitment validly made by them in the name of the company, provided such commitment is in compliance with the articles of the company as well as the applicable provisions of the law.

BRP (Luxembourg) 5 S.ar.l.

In accordance with the laws of Luxembourg, the Articles of the company’s Constitution de Societe, a copy of which is filed as an exhibit to this registration statement, provide that the company’s managers assume, by reason of their mandate, no personal liability in relation to any commitment validly made by them in the name of the company, provided such commitment is in compliance with the articles of the company as well as the applicable provisions of the law.

Mexican Registrant

Under Mexican law, a corporation must indemnify an officer or director against any liabilities or expenses resulting from actions taken within the scope of his authority.

Bombardier Mexico S.A. de C.V.

There are no additional indemnification provisions in the bylaws of the company, a copy of which is filed as an exhibit to this registration statement.

Australian Registrant

Under the Companies Act 2001 of Australia, a company must not (1) exempt a person (whether directly or through an interposed entity) from a liability to the company incurred as an officer or auditor of the company; (2) indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against any liability incurred as an officer or auditor of the company owed to the company or a related body corporate, for a pecuniary penalty order under section 1317G or a compensation order under section 1317H or owed to someone other than the company or a related body corporate that did not arise out of conduct in good faith; or (3) indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under subsection (2), in defending or resisting criminal proceedings in which the person is found guilty, in defending or resisting proceedings brought by the Australian Securities and Investments Commission (ASIC) or a liquidator for a court order if the grounds for making the order are found by the court to have been established, except for costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order, or in connection with proceedings for relief to the person under the Companies Act 2001 in which the Court denies the relief. Subsection (2) does not apply to legal costs. For the purpose of subsection (3), the outcome of proceedings is the outcome of the proceedings and any appeal in relation to the proceedings.

BRP Australia Pty Ltd.

In accordance with the Companies Act 2001 of Australia, the company’s constitution, a copy of which is filed as an exhibit to this registration statement, provides that the company indemnify, to the extent permitted by law and subject to the restrictions of Section 199A of the Corporations Law of Australia, every person who is or has been an officer, director or secretary of the company or a subsidiary against (1) any liability (other than a liability for legal costs) incurred by that person as such an officer, director or secretary of the company or a subsidiary and (2) reasonable legal costs incurred in defending an action for a liability incurred by that person as such an officer, director or secretary of the company or a subsidiary.

Japanese Registrant

Under the laws of Japan, any director or corporate auditor of a company may (1) demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him, (2) demand reimbursement from the company for any defrayed expenses considered necessary for the management of the affairs of such company entrusted to him, (3) require the company to perform in his place an obligation necessary for the management of the affairs entrusted to him if he has assumed such obligation or, if such obligation is not due, to furnish adequate security and (4) demand compensation from the company for damage he sustains, without any fault on his part, through the management of the affairs entrusted to him. A company may not refuse a demand from a corporate auditor referred to in subsections (1) through (3) above unless the company establishes that the relevant expense or obligation was or is not necessary for the performance of the corporate auditor’s duties.

BRP Japan Co. Ltd.

There are no additional indemnification provisions in the company’s articles of incorporation, a copy of which is filed as an exhibit to this registration statement.

Item 21. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Purchase Agreement between Bombardier Inc. as Vendor and 4186516 Canada Inc. as Purchaser, dated as of December 2, 2003

3.1*	Articles of Incorporation of Bombardier Recreational Products Inc.

3.2*	Bylaws of Bombardier Recreational Products Inc.

3.3*	Articles of Incorporation of 4186524 Canada Inc.

3.4*	Bylaws of 4186524 Canada Inc.

3.5*	Certificate of Registration and Articles of Association of BRP Nova Scotia ULC

3.6*	Certificate of Incorporation of BRP US Inc., including all amendments thereto

3.7*	Bylaws of BRP US Inc.

3.8*	Certificate of Incorporation of BRP Holdings (USA) Inc., including all amendments thereto

3.9*	Bylaws of BRP Holdings (USA) Inc.

3.10*	Certificate of Limited Partnership of BRP Holding LP

3.11*	Agreement of Limited Partnership of BRP Holding LP, dated as of December 4, 2003

3.12*	Certificate of Formation of BRP LLC

3.13*	Limited Liability Company Agreement of BRP LLC, dated as of December 5, 2003

3.14*	Articles of Incorporation of BRP (Barbados) Inc., including all amendments thereto

3.15*	Bylaws of BRP (Barbados) Inc.

3.16*	Deed of Incorporation of BRP (Luxembourg) 1 S.ar.l.

3.17*	Deed of Incorporation of BRP (Luxembourg) 2 S.ar.l.

3.18*	Deed of Incorporation of BRP (Luxembourg) 3 S.ar.l.

3.19*	Deed of Incorporation of BRP (Luxembourg) 4 S.ar.l.

3.20*	Deed of Incorporation of BRP (Luxembourg) 5 S.ar.l.

3.21*	Articles of Incorporation and Bylaws of BRP Mexico S.A. de C.V., including all amendments thereto

3.22*	Articles of Incorporation and Bylaws of BRP Australia Pty Ltd., including all amendments thereto

3.23*	Articles of Incorporation of BRP Japan Ltd., including all amendments thereto

4.1*	Indenture with respect to the 8 3/8% Senior Subordinated Notes due 2013 between Bombardier Recreational Products Inc., the Guarantors listed on the signature pages thereto and U.S. Bank, National Association as Trustee, dated December 18, 2003

4.2*	Supplemental Indenture, dated as of March 12, 2004, among Bombardier (Mexico) S.A. de C.V., Bombardier Recreational Products Inc., the Other Guarantors and U.S. Bank, National Association as Trustee

4.3*	Supplemental Indenture, dated as of March 12, 2004, among Bombardier Recreational Products Australia Pty Ltd., Bombardier Recreational Products Inc., the Other Guarantors and U.S. Bank, National Association as Trustee

*	Previously filed.

Exhibit No.		Description

4.4	*	Supplemental Indenture, dated as of March 12, 2004, among Bombardier Recreational Products Japan Co. Ltd., Bombardier Recreational Products Inc., the Other Guarantors and U.S. Bank, National Association as Trustee

4.5	*	Form of 8 3/8% Senior Subordinated Notes due 2013 (included in Exhibit 4.1)

5.1		Opinion of Ropes & Gray LLP regarding the validity of the exchange notes

5.2		Opinion of Osler, Hoskin & Harcourt LLP (Canada)

5.3		Opinion of Stewart McKelvey Stirling Scales (Nova Scotia)

5.4		Opinion and Reliance Letter of Chancery Chambers (Barbados)

5.5		Opinion of Loyens Winandy (Luxembourg)

5.6		Opinion of Minter Ellison (Australia)

5.7		Opinion of Kashiwagi Sogo Law Offices (Japan)

5.8		Opinion of Martin, Drought & Torres, Inc. (Mexico)

10.1	*	Purchase Agreement among Bombardier Recreational Products Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Initial Purchasers named therein, dated December 11, 2003

10.2	*	Joinder Agreement signed by 4186524 Canada Inc., 4145321 Canada Inc., BRP Nova Scotia ULC, Bombardier Motor Corporation of America, BRP (USA) Inc., BRP Holding LP, BRP LLC, BRP (Barbados) Inc., BRP (Luxembourg) 1 S.ar.l., BRP (Luxembourg) 2 S.ar.l., BRP (Luxembourg) 3 S.ar.l., BRP (Luxembourg) 4 S.ar.l., BRP (Luxembourg) 5 S.ar.l., dated as of December 18, 2003

10.3	*	Joinder Agreement, dated as of March 12, 2004, executed by Bombardier (Mexico) S.A. de C.V

10.4	*	Joinder Agreement, dated as of March 12, 2004, executed by Bombardier Recreational Products Japan Co. Ltd.

10.5	*	Joinder Agreement, dated as of March 12, 2004, executed by Bombardier Recreational Products Australia Pty Ltd.

10.6	*	Registration Rights Agreement by and among Bombardier Recreational Products Inc., the Guarantors named therein and Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated December 18, 2003

10.7	*	Credit Agreement dated as of December 18, 2003, among Bombardier Recreational Products Inc., BRP (USA) Inc., BRP Holding LP, J.A. Bombardier (J.A.B.) Inc. and the other Guarantors named therein, The Lenders Named Therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Global Transaction Coordinator, Royal Bank of Canada, as Canadian Transaction Coordinator, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as Joint Book Runners and Lead Arrangers of the Term Facilities, BMO Nesbitt Burns Inc. and Royal Bank of Canada as Joint Book Runners and Lead Arrangers of the Revolving Facilities, Bank of Montreal, as Administrative Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Royal Bank of Canada as Co-Syndication Agents, General Electric Capital Corporation, as Documentation Agent

10.8	*	U.S. Security Agreement by BRP (USA) Inc., as U.S. Revolving Borrower and BRP Holding LP, as U.S. Term Borrower, the Guarantors named therein and Bank of Montreal, as Administrative Agent, dated as of December 18, 2003

10.9	*	Canadian Security Agreement by Bombardier Recreational Products Inc., as Canadian Borrower, the Guarantors named therein and Bank of Montreal, as Administrative Agent, dated as of December 18, 2003

Exhibit No.		Description

10.10	*	License Agreement dated December 18, 2003 between Bombardier Inc., as Trade-mark Owner, and 4145321 Canada Inc., as Licensee

10.11	*	Second Amended and Restated Wholesale Financing Agreement, dated as of December 18, 2003, by and between Bombardier Motor Corporation of America and Bombardier Capital Inc.

10.12	*	Amended and Restated Wholesale Financing Agreement, dated as of December 18, 2003, by and between 6090851 Canada Inc. and Bombardier Capital Inc.

10.13	*	Purchase Agreement, dated as of December 18, 2003, among Bombardier Motor Corporation of America, Bombardier Nordtrac AB, Bombardier Nordtrac AS and Bombardier-Nordtrac OY and Bombardier Recreational Products Inc. and BRP Receivables Funding, LLC.

10.14	*	Receivables Purchase Agreement, dated as of December 18, 2003, among BRP Receivables Funding, LLC and Bombardier Capital Inc. and Bombardier Motor Corporation of America, Bombardier Nordtrac AB, Bombardier Nordtrac AS and Bombardier-Nordtrac OY and Bombardier Recreational Products Inc.

10.15	*	J. A. Bombardier (J.A.B.) Inc. Management Option Plan, dated March 31, 2004

10.16	*	Unanimous Shareholders Agreement among J. A. Bombardier (J.A.B.) Inc., Bombardier Recreational Products Inc., and the shareholders of J. A. Bombardier (J.A.B.) Inc., dated as of December 18, 2003.

10.17	*	Management Agreement among J. A. Bombardier (J.A.B.) Inc., Bombardier Recreational Products Inc., Beaudier Inc., Bain Capital Partners, LLC and Caisse de dépôt et placement du Québec, dated as of December 18, 2003.

12.1	*	Computation of Ratio of Earnings to Fixed Charges

21.1	*	Subsidiaries of Bombardier Recreational Products Inc.

23.1		Consent of Ropes & Gray LLP (see Exhibit 5.1.)

23.2		Consent of Osler, Hoskin & Harcourt (see Exhibit 5.2)

23.3		Consent of Stewart McKelvey Stirling Scales (see Exhibit 5.3)

23.4		Consent of Chancery Chambers (see Exhibit 5.4)

23.5		Consent of Loyens Winandy (see Exhibit 5.5)

23.6		Consent of Minter Ellison (see Exhibit 5.6)

23.7		Consent of Kashiwagi Sogo Law Offices (see Exhibit 5.7)

23.8		Consent of Martin, Drought & Torres, Inc. (see Exhibit 5.8)

23.9	*	Consent of Ernst & Young LLP

24.1	*	Powers of Attorney (see signature pages of the Registration Statement)

25.1	*	Statement on Form T-1 as to the Eligibility of the Trustee.

99.1	*	Form of Letter of Transmittal.

99.2	*	Form of Notice of Guaranteed Delivery.

*	Previously filed.

Item 22. Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to paragraph (a)(4) of Item 512 of Regulation S-K and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act of Rule 3-19 of Item 512 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 22 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either of the registrants of expenses incurred or paid by a director, officer or controlling person of either of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on October 12, 2004.

BOMBARDIER RECREATIONAL PRODUCTS INC.

/s/ JOSÉ BOISJOLI
José Boisjoli
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ JOSÉ BOISJOLI José Boisjoli	President (Principal Executive Officer)	October 12, 2004

/s/ LOUIS MORIN Louis Morin	Chief Financial Officer (Principal Financial and Accounting Officer)	October 12, 2004

* Laurent Beaudoin	Chairman of the Board	October 12, 2004

* Joshua Bekenstein	Director	October 12, 2004

* Matthew Levin	Director	October 12, 2004

* Luc Houle	Director	October 12, 2004

* Pierre Beaudoin	Director	October 12, 2004
* J.R. André Bombardier	Director	October 12, 2004

* Jordan Hitch	Director	October 12, 2004

* Mark Nunnelly	Director	October 12, 2004

* Pierre Michaud	Director	October 12, 2004

* Nicholas Nomicos	Director	October 12, 2004

Signature	Title	Date

Daniel J. O’Neill	Director

Jean Gaulin	Director

Carlos Mazzorin	Director

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		October 12, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on October 12, 2004.

4186524 CANADA INC.

/s/ JOSÉ BOISJOLI
José Boisjoli
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ JOSÉ BOISJOLI José Boisjoli	President (Principal Executive Officer)	October 12, 2004

/s/ LOUIS MORIN Louis Morin	Treasurer (Principal Financial and Accounting Officer)	October 12, 2004

* Laurent Beaudoin	Director	October 12, 2004

* Joshua Bekenstein	Director	October 12, 2004

* Matthew Levin	Director	October 12, 2004

* Luc Houle	Director	October 12, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		October 12, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on October 12, 2004.

BRP NOVA SCOTIA ULC

*
Laurent Beaudoin
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Laurent Beaudoin	President and Director (Principal Executive Officer)	October 12, 2004

/s/ LOUIS MORIN Louis Morin	Treasurer and Director (Principal Financial and Accounting Officer)	October 12, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		October 12, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on October 12, 2004.

BRP US INC.

/s/ JOSÉ BOISJOLI
José Boisjoli
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ JOSÉ BOISJOLI José Boisjoli	President and Director (Principal Executive Officer)	October 12, 2004

/s/ LOUIS MORIN Louis Morin	Chief Financial Officer (Principal Financial and Accounting Officer)	October 12, 2004

* Roch Lambert	Director	October 12, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on October 12, 2004.

BRP HOLDINGS (USA) INC.

*
Roch Lambert
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Roch Lambert	President and Chairman of the Board (Principal Executive Officer)	October 12, 2004

/s/ LOUIS MORIN Louis Morin	Vice President, Finance and Treasurer (Principal Financial and Accounting Officer)	October 12, 2004

* Jacques Lévesque	Director	October 12, 2004

* Matthew Levin	Director	October 12, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on October 12, 2004.

BRP HOLDING LP

By: Bombardier Recreational Products Inc., its General Partner

/s/ JOSÉ BOISJOLI
José Boisjoli
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ JOSÉ BOISJOLI José Boisjoli	President of Bombardier Recreational Products Inc., its general partner (Principal Executive Officer)	October 12, 2004

/s/ LOUIS MORIN Louis Morin	Chief Financial Officer of Bombardier Recreational Products Inc., its general partner (Principal Financial and Accounting Officer)	October 12, 2004

* Laurent Beaudoin	Chairman of the Board of Bombardier Recreational Products Inc., its General Partner	October 12, 2004

* Joshua Bekenstein	Director of Bombardier Recreational Products Inc., its General Partner	October 12, 2004

* Matthew Levin	Director of Bombardier Recreational Products Inc., its General Partner	October 12, 2004

Signature	Title	Date
* Luc Houle	Director of Bombardier Recreational Products Inc., its General Partner	October 12, 2004

* Pierre Beaudoin	Director of Bombardier Recreational Products Inc., its General Partner	October 12, 2004

* J.R. André Bombardier	Director of Bombardier Recreational Products Inc., its General Partner	October 12, 2004

* Jordan Hitch	Director of Bombardier Recreational Products Inc., its General Partner	October 12, 2004

* Mark Nunnelly	Director of Bombardier Recreational Products Inc., its General Partner	October 12, 2004

* Pierre Michaud	Director of Bombardier Recreational Products Inc., its General Partner	October 12, 2004

* Nicholas Nomicos	Director of Bombardier Recreational Products Inc., its General Partner	October 12, 2004

Daniel J. O’Neill	Director of Bombardier Recreational Products Inc., its General Partner

Jean Gaulin	Director of Bombardier Recreational Products Inc., its General Partner

Carlos Mazzorin	Director of Bombardier Recreational Products Inc., its General Partner

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on October 12, 2004.

BRP LLC

*
Roch Lambert
Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Roch Lambert	Manager	October 12, 2004

* Jacques Lévesque	Manager	October 12, 2004

* Matthew Levin	Manager	October 12, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on October 12, 2004.

BRP (BARBADOS) INC.

*
Roch Lambert
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Roch Lambert	President (Principal Executive Financial and Accounting Officer)	October 12, 2004

* Andrew C. Ferreira	Director	October 12, 2004

* Trevor A. Carmichael	Director	October 12, 2004

* Matthew Levin	Director	October 12, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		October 12, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on October 12, 2004.

BRP (LUXEMBOURG) 1 S.AR.L.

*
Jacques Lévesque
Sole Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Jacques Lévesque	Sole Manager (Principal Executive, Financial and Accounting Officer)	October 12, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		October 12, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on October 12, 2004.

BRP (LUXEMBOURG) 2 S.AR.L.

*
Jacques Lévesque
Sole Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Jacques Lévesque	Sole Manager (Principal Executive, Financial and Accounting Officer)	October 12, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		October 12, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on October 12, 2004.

BRP (LUXEMBOURG) 3 S.AR.L.

*
Jacques Lévesque
Sole Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Jacques Lévesque	Sole Manager (Principal Executive, Financial and Accounting Officer)	October 12, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		October 12, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on October 12, 2004.

BRP (LUXEMBOURG) 4 S.AR.L.

*
Jacques Lévesque
Sole Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Jacques Lévesque	Sole Manager (Principal Executive, Financial and Accounting Officer)	October 12, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		October 12, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on October 12, 2004.

BRP (LUXEMBOURG) 5 S.AR.L.

*
Jacques Lévesque
Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Jacques Lévesque	Director	October 12, 2004

* Olivier Vander Borght	Assistant Manager and Director (Principal Executive Officer)	October 12, 2004

* Bart Vandenborre	Manager and Director (Principal Financial and Accounting Officer)	October 12, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		October 12, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on October 12, 2004.

BRP MEXICO S.A. DE C.V.

/s/ JOSÉ BOISJOLI
José Boisjoli
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ JOSÉ BOISJOLI José Boisjoli	President (Principal Executive Officer)	October 12, 2004

* Gilles Blais	Treasurer (Principal Financial and Accounting Officer)	October 12, 2004

* Roch Lambert	Director	October 12, 2004

*/s/ JOSÉ BOISJOLI José Boisjoli Attorney-in-Fact		October 12, 2004

BRP US Inc.

By:	/s/ JOSÉ BOISJOLI José Boisjoli President	Authorized Representative in the United States	October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on October 12, 2004.

BRP AUSTRALIA PTY LTD.

/s/ JOSÉ BOISJOLI
José Boisjoli
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ JOSÉ BOISJOLI José Boisjoli	Director	October 12, 2004

* Roch Lambert	Director	October 12, 2004

* John Pegg	Director	October 12, 2004

* Michel Hade	Director	October 12, 2004

* David Peter Heyes	Principal Executive Officer	October 12, 2004

* Herve Turgeon	Principal Financial and Accounting Officer	October 12, 2004

*/s/ JOSÉ BOISJOLI José Boisjoli Attorney-in-Fact		October 12, 2004

BRP US Inc.

By:	/s/ JOSÉ BOISJOLI José Boisjoli President	Authorized Representative in the United States	October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on October 12, 2004.

BRP JAPAN LTD.

/s/ JOSÉ BOISJOLI
José Boisjoli
Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ JOSÉ BOISJOLI José Boisjoli	Director (Principal Executive Officer)	October 12, 2004

/s/ LOUIS MORIN Louis Morin	Statutory Auditor (Principal Financial and Accounting Officer)	October 12, 2004

* Michel Hade	Director	October 12, 2004

* Kiyoshi Nobuhara	Director	October 12, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		October 12, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	October 12, 2004